Exhibit 10(h)(2)

HOUSTON INDUSTRIES INCORPORATED
1995 SECTION 415 BENEFIT RESTORATION PLAN

(Established Effective August 1, 1995)

First Amendment

Houston Industries Incorporated, a Texas corporation (the “Company”), established the Houston Industries Incorporated 1995 Section 415 Benefit Restoration Plan, effective August 1, 1995 (the “Plan”), for the benefit of its eligible employees and, pursuant to Section 5.2 thereof, reserved to the Benefits Committee of the Board of Directors of the Company the right to amend the Plan in whole or in part at any time.  The Benefits Committee does hereby amend the Plan, effective as of August 1, 1995, as follows:

1.           Section 1.2 of the Plan is hereby amended in its entirety to read as follows:

“1.2           Purpose:  The purpose of this Plan is generally to provide the amount of the benefit which would otherwise be paid from the Houston Industries Incorporated Retirement Plan (the ‘Retirement Plan’) following implementation of the 1995 Voluntary Early Retirement Program adopted by the Board of Directors of the Company on May 3, 1995 or the 1995 Supplemental Voluntary Early Retirement Program adopted by the Board of Directors on August 2, 1995, as applicable (together, the ‘Program’), but which cannot be paid under the Retirement Plan due to the limitations on benefits and contributions imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the ‘Code’).”

2.           Part (e) of Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

“(e)           ‘Person’ shall mean any person who fulfills the requirements for the Voluntary Early Pension for 1995 Program participants under Section 9.7(a), or for Supplemental Program participants under Section 9.7(c), of the Houston Industries Incorporated Retirement Plan.”

3.           Part (f) of Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

“(f)           ‘Program’ shall mean the 1995 Voluntary Early Retirement Program adopted by the Board of Directors on May 3, 1995 and the Supplemental Voluntary Early Retirement Program adopted by the Board of Directors on August 2, 1995.”

IN WITNESS WHEREOF, the Benefits Committee has caused these presents to be executed by its duly authorized Chairman, on this 12th day of September, 1995, but effective as of the date stated herein.

HOUSTON INDUSTRIES INCORPORTATED BENEFITS COMMITTEE

	By:	/s/ D.D. Skyora
D. D. Sykora, Chairman

ATTEST:

/s/ Richard Dauphin
Secretary